                                       AMERICAN HONDA FINANCE CORPORATION
          MONTHLY SERVICER REPORT- Honda Auto Receivables 1999-1 Owner Trust
                                       08/01/99  through  08/31/99

I. ORIGINAL DEAL PARAMETER INPUTS
 (A) Total Portfolio Balance                                                               $729,507,751.69
 (B) Total Securities Balance                                                              $729,507,751.69
 (C) Class A-1 Notes
   (i)   Class A-1 Notes Balance                                                           $179,424,000.00
   (ii)  Class A-1 Notes Percentage (C(i)/IB)                                                        24.60%
   (iii) Class A-1 Notes Rate                                                                        4.974%
   (iv) Class A-1 Notes Accrual Basis                                                            Actual/360
 (D) Class A-2 Notes
   (i)   Class A-2 Notes Balance                                                           $195,000,000.00
   (ii)  Class A-2 Notes Percentage (D(i)/IB)                                                        26.73%
   (iii) Class A-2 Notes Rate                                                                        5.186%
   (iv) Class A-2 Notes Accrual Basis                                                            Actual/360
 (E) Class A-3 Notes
   (i)   Class A-3 Notes Balance                                                           $208,000,000.00
   (ii)  Class A-3 Notes Percentage (E(i)/B)                                                         28.51%
   (iii) Class A-3 Notes Rate                                                                        5.300%
   (iv) Class A-3 Notes Accrual Basis                                                                30/360
 (F) Class A-4 Notes
   (i)   Class A-4 Notes Balance                                                           $110,608,000.00
   (ii)  Class A-4 Notes Percentage (E(i)/B)                                                         15.16%
   (iii) Class A-4 Notes Rate                                                                        5.350%
   (iv) Class A-4 Notes Accrual Basis                                                                30/360
 (G) Certificates
   (i)   Certificates Balance                                                               $36,475,751.69
   (ii)  Certificates Percentage (G(i)/B)                                                             5.00%
   (iii) Certificates Rate                                                                           5.350%
   (iv) Certificates Accrual Basis                                                                   30/360
 (H) Servicing Fee Rate                                                                               1.00%
 (I) Portfolio Summary
   (i)   Weighted Average Coupon (WAC)                                                                7.03%
   (ii)  Weighted Average Original Maturity (WAOM)                                                   53.38 months
   (iii) Weighted Average Remaining Maturity (WAM)                                                   47.86 months
   (iv) Number of Receivables                                                                       58,899
 (J) Reserve Account
   (i)   Reserve Account Initial Deposit Percentage                                                   0.75%
   (ii)  Reserve Account Initial Deposit                                                     $5,471,308.14
   (iii) Specified Reserve Account Balance
     (a) Percent of Original Securities Balance                                                       0.75%
     (b) Trigger Percent of Remaining Securities Balance                                              2.25%
     (c) Remaining Securities Balance                                                               100.00%
 (K) Yield Supplement Account Deposit                                                       $11,124,729.26

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
 (A) Total Portfolio Balance                                                               $576,328,855.27
 (B) Total Securities Balance                                                              $576,328,855.27
 (C) Cumulative Note and Certificate Pool Factor                                                 0.7900243
 (D) Class A-1 Notes
   (i)   Class A-1 Notes Balance                                                            $26,245,103.58
   (ii)  Class A-1 Notes Pool Factor                                                             0.1462742
   (iii) Class A-1 Notes Interest Carryover Shortfall                                                $0.00
   (iv) Class A-1 Notes Principal Carryover Shortfall                                                $0.00
 (E) Class A-2 Notes
   (i)   Class A-2 Notes Balance                                                           $195,000,000.00
   (ii)  Class A-2 Notes Pool Factor                                                             1.0000000
   (iii) Class A-2 Notes Interest Carryover Shortfall                                                $0.00
   (iv) Class A-2 Notes Principal Carryover Shortfall                                                $0.00
 (F) Class A-3 Notes
   (i)   Class A-3 Notes Balance                                                           $208,000,000.00
   (ii)  Class A-3 Notes Pool Factor                                                             1.0000000
   (iii) Class A-3 Notes Interest Carryover Shortfall                                                $0.00
   (iv) Class A-3 Notes Principal Carryover Shortfall                                                $0.00
 (G) Class A-4 Notes
   (i)   Class A-4 Notes Balance                                                           $110,608,000.00
   (ii)  Class A-4 Notes Pool Factor                                                             1.0000000
   (iii) Class A-4 Notes Interest Carryover Shortfall                                                $0.00
   (iv) Class A-4 Notes Principal Carryover Shortfall                                                $0.00
 (H) Certificates
   (i)   Certificates Balance                                                               $36,475,751.69
   (ii)  Certificates Pool Factor                                                                1.0000000
   (iii) Certificates Interest Carryover Shortfall                                                   $0.00
   (iv) Certificates Principal Carryover Shortfall                                                   $0.00
 (I) Servicing Fee
   (i)   Servicing Fee Shortfall                                                                     $0.00
 (J) End of Prior Month Account Balances
   (i)   Reserve Account                                                                     $5,471,308.14
   (ii)   Yield Supplement Account                                                           $7,862,969.78
   (iii) Payahead Account                                                                    $1,417,454.45
   (iv) Advances Outstanding                                                                   $473,161.47
 (K) Portfolio Summary as of End of Prior Month
   (i)   Weighted Average Coupon (WAC)                                                                6.99%
   (ii)  Weighted Average Remaining Maturity (WAM)                                                   41.79 months
   (iii) Number of Receivables                                                                      52,866

III. MONTHLY INPUTS FROM THE MAINFRAME
 (A) Precomputed Contracts Principal
   (i)   Scheduled Principal Collections                                                     $2,918,472.56
   (ii)  Prepayments in Full                                                                 $1,342,565.72
   (iii) Prepayments in Full due to Repurchases                                                      $0.00
 (B) Precomputed Contracts Total Collections                                                 $5,037,169.24
 (C) Precomputed Interest Receivables Interest (B-A((i)+(ii)+(iii)))                           $776,130.96
 (D) Simple Interest Receivables Principal
   (i)   Principal Collections                                                                                16,860,272.19
   (ii)  Prepayments in Full                                                                         $0.00
   (iii) Repurchased Receivables Related to Principal                                                $0.00
 (E) Simple Interest Receivables Interest
   (i)   Simple Interest Collections                                                         $2,658,849.36
 (F) Payment Advance for Precomputes
   (i) Reimbursement of Previous Advances                                                      $189,775.30
   (ii) Current Advance Amount                                                                 $150,314.46
 (G) Interest Advance for simple Interest - Net                                                      $0.00
 (H) Payahead Account
   (i)  Payments Applied                                                                       $246,972.94
   (ii) Additional Payaheads                                                                   $294,677.14
 (I) Portfolio Summary as of End of Month
   (i)   Weighted Average Coupon (WAC)                                                                6.98%
   (ii)  Weighted Average Remaining Maturity (WAM)                                                   40.91 months
   (iii) Remaining Number of Receivables                                                            51,810
                                                #  Unit                    Dollar Amount

 (J) Delinquent Receivables
   (i)  30-59 Days Delinquent                  357     0.69%       $4,177,458.00           0.75%
   (ii)  60-89 Days Delinquent                  54     0.10%         $701,753.00           0.13%
   (ii) 90 Days or More Delinquent              16     0.03%         $180,473.00           0.03%
 (K) Vehicles Repossessed During Collec         23     0.04%         $325,006.35           0.06%
 (L) Total Accumulated Repossessed Vehi         59     0.11%         $796,334.42           0.14%


IV. INPUTS DERIVED FROM OTHER SOURCES

 (A) Collection Account Investment Income                                                             $0.00
 (B) Reserve Account Investment Income                                                           $23,013.76
 (C) Yield Supplement Account Investment Income                                                  $33,075.47
 (D) Trust Fees Expense                                                                               $0.00
 (E) Aggregate Net Losses for Collection Period                                                 $161,520.81
 (F) Liquidated Receivables Information
   (i) Gross Principal Balance on Liquidated Receivables                                        360,809.77
   (ii) Liquidation Proceeds                                                                    183,193.60
   (ii) Recoveries from Prior Month Charge Offs                                                 $16,095.36
 (G) Days in Accrual Period                                                                             30
 (H) Deal age                                                                                            8

                                       MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
 (A) Total Interest Collections  (III(C+E(i)+G)                                              $3,395,519.48

VI. PRINCIPAL COLLECTIONS
 (A) Principal Payments Received  (III(A((i)+(ii))+(D(i)+(ii)))                             $21,121,310.47
 (B) Liquidation Proceeds  (IV(H(i)))                                                           183,193.60
 (C) Repurchased Loan Proceeds Related to Principal  (III(A(iii)+D(iii)))                             0.00
 (D) Recoveries from Prior Month Charge Offs (IV(H(ii)))                                         16,095.36
 (E) Total Principal Collections   (A+B+C+D)                                                $21,320,599.43

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS  (V(C)+VI(E))                                 $24,716,118.91

VIII. YIELD SUPPLEMENT DEPOSIT                                                                 $407,243.73

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)                                                       $25,123,362.64


                                       MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
 (A) Servicing Fee
   (i)   Servicing Fee Due  (I(H)/12)(II(B))+(II(H)(i))                                        $480,274.05
   (ii)  Servicing Fee Paid                                                                    $480,274.05
   (iii) Servicing Fee Shortfall                                                                     $0.00
 (B) Reserve Account Investment Income (IV(B))                                                  $23,013.76
 (C) Yield Supplement Account Investment Income  (IV(C))                                        $33,075.47
 (D) Trust Fees Expense (IV(D))                                                                      $0.00


XI. DISTRIBUTIONS TO NOTEHOLDERS
 (A) Interest
   (i) Class A-1 Notes
     (a)   Class A-1 Notes Interest Due                                                        $108,785.95
     (b)  Class A-1 Notes Interest Paid                                                        $108,785.95
     (c) Class A-1 Notes Interest Shortfall                                                          $0.00
   (ii) Class A-2 Notes
     (a)   Class A-2 Notes Interest Due                                                         842,725.00
     (b)  Class A-2 Notes Interest Paid                                                        $842,725.00
     (c) Class A-2 Notes Interest Shortfall                                                           0.00
   (iii) Class A-3 Notes
     (a)   Class A-3 Notes Interest Due                                                         918,666.67
     (b)  Class A-3 Notes Interest Paid                                                        $918,666.67
     (c) Class A-3 Notes Interest Shortfall                                                           0.00
   (iv) Class A-4 Notes
     (a)   Class A-4 Notes Interest Due                                                         493,127.33
     (b)  Class A-4 Notes Interest Paid                                                        $493,127.33
     (c) Class A-4 Notes Interest Shortfall                                                           0.00
   (v) Total Note Interest
     (a)   Total Note Interest Due                                                            2,363,304.95
     (b)  Total Note Interest Paid                                                           $2,363,304.95
     (c) Total Note Interest Shortfall                                                                0.00
     (d) Reserve Fund Withdrawn for Note Interest                                                    $0.00
Amount available for distributions after Fees & Interest (VIII-(IX(A)(ii)-(D))-X(A)(v)(b))   22,279,783.64
 (B) Principal
   (i) Noteholders' Principal Distribution Amounts                                           21,482,120.24
   (ii) Class A-1 Notes Principal
     (a)   Class A-1 Notes Principal Due                                                    $21,482,120.24
     (b)  Class A-1 Notes Principal Paid                                                    $21,482,120.24
     (c) Class A-1 Notes Principal Shortfall                                                         $0.00
     (d) Reserve Fund drawn                                                                          $0.00
   (iii) Class A-2 Notes Principal
     (a)   Class A-2 Notes Principal Due                                                             $0.00
     (b)  Class A-2 Notes Principal Paid                                                              0.00
     (c) Class A-2 Notes Principal Shortfall                                                         $0.00
     (d) Reserve Fund drawn                                                                          $0.00
   (iv) Class A-3 Notes Principal
     (a)   Class A-3 Notes Principal Due                                                             $0.00
     (b)  Class A-3 Notes Principal Paid                                                              0.00
     (c) Class A-3 Notes Principal Shortfall                                                         $0.00
     (d) Reserve Fund drawn                                                                          $0.00
   (v) Class A-4 Notes Principal
     (a)   Class A-4 Notes Principal Due                                                             $0.00
     (b)  Class A-4 Notes Principal Paid                                                              0.00
     (c) Class A-4 Notes Principal Shortfall                                                         $0.00
     (d) Reserve Fund drawn                                                                          $0.00
   (vi) Total Notes Principal
     (a)   Total Notes Principal Due                                                        $21,482,120.24
     (b)  Total Notes Principal Paid                                                         21,482,120.24
     (c) Total Notes Principal Shortfall                                                             $0.00
     (d) Reserve Fund drawn                                                                          $0.00

XII. RESERVE FUND DEPOSIT
 Amount available for deposit into reserve fund                                                 797,663.40
 Amount deposited into reservc fund                                                                  $0.00
 Excess fund available to Cerificateholders                                                    $797,663.40

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
 (A) Interest
   (i)   Certificates Interest Due                                                              162,621.06
   (ii)  Certificates Monthly Interest Paid                                                     162,621.06
   (iii) Certificates Monthly Interest Shortfall                                                     $0.00
 (B) Principal
   (i)   Certificates Principal Due                                                                  $0.00
   (ii)  Certificates Principal Paid                                                                 $0.00
   (iii) Certificates Principal Shortfall                                                             0.00
 (C) Release to Seller                                                                         $635,042.34

                                       DISTRIBUTIONS SUMMARY

 (A) Total Collections                                                                      $25,123,362.64
 (B) Service Fee                                                                               $480,274.05
 (C) Class A1 Amount                                                                        $21,590,906.19
 (D) Class A2 Amount                                                                           $842,725.00
 (E) Class A3 Amount                                                                           $918,666.67
 (F) Class A4 Amount                                                                           $493,127.33
 (G) Amount of Deposited  into Reserve Account                                                       $0.00
 (H) Certificateholders                                                                        $162,621.06
 (I) Release to seller                                                                         $635,042.34
 (J) Total amount distributed                                                               $25,123,362.64
 (K) Amount of Draw from Reserve Account                                                             $0.00

                                       PORTFOLIO AND SECURITY SUMMARY

                                                                    Beginning                    End
XIV. POOL BALANCES AND PORTFOLIO INFORMATION                        of Period                 of Period

 (A) Balances and Principal Factors
   (i)    Aggregate Balance of Notes                             $539,853,103.58           $518,370,983.34
   (ii)   Note Pool Factor                                             0.7900243                 0.7479755
   (iii)  Class A-1 Notes Balance                                  26,245,103.58              4,762,983.34
   (iv)   Class A-1 Notes Pool Factor                                  0.1462742                 0.0265460
   (v)    Class A-2 Notes Balance                                 195,000,000.00            195,000,000.00
   (vi)   Class A-2 Notes Pool Factor                                  1.0000000                 1.0000000
   (vii)  Class A-3 Notes Balance                                 208,000,000.00            208,000,000.00
   (viii) Class A-3 Notes Pool Factor                                  1.0000000                 1.0000000
   (ix)  Class A-4 Notes Balance                                  110,608,000.00            110,608,000.00
   (x) Class A-4 Notes Pool Factor                                     1.0000000                 1.0000000
   (xi)   Certificates Balance                                     36,475,751.69             36,475,751.69
   (xii)    Certificates Pool Factor                                   1.0000000                 1.0000000
   (xiii)   Total Principal Balance of Notes and Certificates     576,328,855.27            554,846,735.03
 (B) Portfolio Information
   (i)   Weighted Average Coupon (WAC)                                      6.99%                     6.98%
   (ii)  Weighted Average Remaining Maturity (WAM)                         41.79 months              40.91 months
   (iii) Remaining Number of Receivables                                  52,866                    51,810
   (iv)  Portfolio Receivable Balance                            $576,328,855.27           $554,846,735.03
 (C) Outstanding Advance Amount                                      $473,161.47               $433,700.63
 (D) Outstanding Payahead Balance                                  $1,417,454.45             $1,465,158.65

                                       SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
 (A) Beginning Reserve Account Balance                                                       $5,471,308.14
 (B) Draws                                                                                            0.00
   (i)   Draw for Servicing Fee                                                                       0.00
   (ii)  Draw for Interest                                                                            0.00
   (iii) Draw for Realized Losses                                                                     0.00
 (C) Excess Interest Deposited into the Reserve Account                                         797,663.40
 (D) Reserve Account Balance Prior to Release                                                 6,268,971.54
 (E) Reserve Account Required Amount                                                          5,471,308.14
 (F) Final Reserve Account Required Amount                                                    5,471,308.14
 (G) Excess Reserve Account Amount                                                              797,663.40
 (H) Ending Reserve Account Balance                                                           5,471,308.14


XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
 (A) Beginning Yield Supplement Account Balance                                               7,862,969.78
 (B) Investment Earnings                                                                         33,075.47
 (C) Investment Earnings Withdraw                                                                33,075.47
 (D) Additional Yield Supplement Amounts                                                              0.00
 (E) Yield Supplement Deposit Amount                                                            407,243.73
 (F) Ending Yield Supplement Account Balance                                                  7,455,726.05

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
 (A) Liquidated Contracts
   (i)   Liquidation Proceeds                                                                  $183,193.60
   (ii) Recoveries on Previously Liquidated Contracts                                            16,095.36
 (B) Aggregate Net Losses for Collection Period                                                 161,520.81
 (C) Net Loss Rate for Collection Period (annualized)                                                 0.34%
 (D) Cumulative Net Losses for all Periods                                                    1,038,564.96

                                                  #  Unit                Dollar Amount
 (E) Delinquent Receivables
   (i)  30-59 Days Delinquent                  357          0.69%  $4,177,458.00           0.75%
   (ii)  60-89 Days Delinquent                  54          0.10%    $701,753.00           0.13%
   (ii) 90 Days or More Delinquent              16          0.03%    $180,473.00           0.03%

                                                   #  Unit                Dollar Amount
XVIII. REPOSSESSION ACTIVITY
 (A) Vehicles Repossessed During Collec         23          0.04%    $325,006.35           0.06%
 (B) Total Accumulated Repossessed Vehi         59          0.11%    $796,334.42           0.14%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
 (A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
   (i) Second Preceding Collection Period                                                             0.16%
   (ii) Preceding Collection Period                                                                   0.54%
   (iii) Current Collection Period                                                                    0.34%
   (iv) Three Month Average (Avg(i,ii,iii))                                                           0.35%
 (B) Ratio of Balance of Contracts Delinquent 60 Days or More to the Outstanding Balance of Receivables.
   (i) Second Preceding Collection Period                                                             0.21%
   (ii) Preceding Collection Period                                                                   0.25%
   (iii) Current Collection Period                                                                    0.25%
   (iv) Three Month Average (Avg(i,ii,iii))                                                           0.23%


 (C) Loss and Delinquency Trigger Indicator                                                Trigger was not hit.


 I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

By:
/s/ John Weisickle
John Weisickle, Vice President / Finance